       COVER

                           Exhibit 99(b)

          UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT EMPLOYEE
                   401(k) RETIREMENT THRIFT PLAN

            Financial Statements and Supplemental Schedules
             for the Years Ended December 31, 1996 and 1995
                  and Independent Auditors' Report

       INDEX

UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

TABLE OF CONTENTS
------------------------------------------------------------------------------

                                                                          Page

INDEPENDENT AUDITORS' REPORT                                               1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND 1995 AND FOR THE
 YEARS THEN ENDED:

  Statements of Net Assets Available for Benefits                          2

  Statements of Changes in Net Assets Available for Benefits               3

  Notes to Financial Statements                                           4-8

SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1996 AND FOR THE
 YEAR THEN ENDED:

  Item 27a - Schedule of Assets Held for Investment Purposes               9

  Item 27d - Schedule of Reportable Transactions                           10




Schedules not filed herewith are omitted because of the absence of the conditions under which they are required.

INDEPENDENT AUDITORS' REPORT

Union Pacific Fruit Express Company Agreement
  Employee 401(k) Retirement Thrift Plan:

We have audited the accompanying statements of net assets available for benefits of the Union Pacific Fruit Express Company Agreement Employee 401(k) Retirement Thrift Plan (the Plan) as of December 31, 1996 and 1995 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in the audit of the basic 1996 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 4, 1997

UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1996 AND 1995
------------------------------------------------------------------------------


                                                         1996        1995
                                                       --------    --------

ASSETS:

 Investments at fair value (Note 3)                   $301,787     $175,643
                                                      --------     --------

 Net assets available for benefits                    $301,787     $175,643
                                                      ========     ========


The accompanying notes are an integral part of these financial statements.

UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
------------------------------------------------------------------------------


                                                        1996       1995
                                                      --------   --------
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
 Investment income (Note 7):
  Net appreciation in fair value of
   investments (Note 3)                               $ 35,133   $ 29,447
  Interest                                                 171        125
  Dividends                                             12,049      5,159
                                                      --------   --------
                                                        47,353     34,731

Employee contributions (Note 7)                         83,291     68,321
                                                      --------   --------

     Total Additions                                   130,644    103,052
                                                      --------   --------

DEDUCTIONS FORM NET ASSETS ATTRIBUTED TO:
  Distributions to participants (Note 7)                 4,500        695
                                                      --------   --------

NET INCREASE                                           126,144    102,357

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of Year                                    175,643     73,286
                                                      --------   --------
  End of Year                                         $301,787   $175,643
                                                      ========   ========


The accompanying notes are an integral part of these financial statements.

UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1995
------------------------------------------------------------------------------

1. DESCRIPTION OF PLAN

   The following description of the Union Pacific Fruit Express Company Agreement Employee 401(k) Retirement Thrift Plan (the
   Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

   General - The Plan is a defined contribution plan covering employees of the Union Pacific Fruit Express Company (the Company) who are governed by a collective bargaining agreement entered into between the Company and a union to which eligibility to participate in the plan has been extended, and have completed one year of service or were employees as of the effective date of the Plan, August 1, 1993. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

   Contributions - Participants may contribute 2% to 8% of their compensation on a salary deferral basis subject to limitations specified in the Internal Revenue Code. The Company does not contribute to the Plan.

   Participant Accounts - Each participant account is credited with the participant's contributions and an allocation of the Plan's earnings. Allocations are based on participant account balances.

   Vesting - Participants are at all times 100% vested in the value of their account.

   Payment of Benefits - Distribution of benefits shall be in a lump sum no later than 60 days following the close of the plan year in which the participant's termination of employment occurs, subject to certain mandatory pay-outs to participants who have attained age 70-1/2, but have not yet terminated employment.

2. SIGNIFICANT ACCOUNTING POLICIES

   Basis of Accounting - The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of ERISA as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

   Investment Valuation and Income Recognition - Investments in the Union Pacific Company Stock Fund, Resources Stock Fund, Vanguard/Wellington Fund, Vanguard Index Trust-500 Portfolio Fund, Vanguard U.S. Growth Fund, Vanguard International Growth Portfolio Fund and the Vanguard Total Bond Market Fund are valued at fair value as determined by quoted market prices. The investments in the Vanguard Investment Contract Trust Fund are valued at fair value as determined by Vanguard Fiduciary Trust

   Company. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

3. INVESTMENTS

   Plan participants may direct their contributions in various proportions to any of the seven available investment funds identified below:

   Fund A - Union Pacific Company Stock Fund - This fund is administered as a separate account by Vanguard Fiduciary Trust Company and invests primarily in the stock of Union Pacific Corporation. It also maintains a small cash position invested in Vanguard Money Market Reserves, to facilitate transactions. The Company stock fund is divided into fund shares, rather than shares of company stock.

   Fund B - Vanguard Wellington Fund - This fund consists of investment in the Vanguard Wellington Mutual Fund.

   Fund C - Vanguard Index Trust-500 Portfolio Fund - This fund consists of investment in the Vanguard Index Trust-500 Portfolio Mutual Fund.

   Fund D - Vanguard Investment Contract Trust Fund - This fund consists of investment in the Vanguard Fiduciary Trust Company
   Investment Contract Trust, a collective investment fund for tax-qualified pension and profit sharing plan assets.

   Fund E - Vanguard U.S. Growth Fund - This fund consists of investment in the Vanguard U.S. Growth Mutual Fund.

   Fund F - Vanguard International Growth Portfolio Fund - This fund consists of investment in the Vanguard International Growth
   Portfolio Mutual Fund.

   Fund G - Vanguard Total Bond Market Fund - This fund consists of investment in the Vanguard Total Bond Market Mutual Fund.

   In September 1996, The Company's Board of Directors declared a special dividend consisting of the shares of Union Pacific Resources Group ("Resources") common stock owned by the Company ("the Spin-Off"). As a result of the Spin-Off, each of the Company's stockholders received 0.846946 of a share of Resources common stock for each share of Company common stock held by such shareholders at the September 26, 1996 record date for the distribution. Therefore, each Plan participant's account received 0.846946 of a share of Resources common stock for each share of Company common stock held in the account. The shares received have been placed in the Resources Stock Fund ("Resources Stock"). Future contributions to Resources Stock Fund are not permitted.


   The following table presents the fair value of investments.
   Investments that represent 5% or more of the Plan's net assets are separately identified.

                                                      December 31, 1996           December 31, 1995
                                                 --------------------------  --------------------------
                                                   Number         Fair         Number         Fair
                                                  of Units        Value       of Units        Value
                                                 --------------------------  --------------------------
 Investments at Fair Value as Determined by
  Quoted Market Price:

   Union Pacific Company Stock Fund                4,682.749      $ 46,172    3,158.845    $ 34,242
   Resources Stock Fund                            1,630.503        17,104         --           --
   Vanguard Wellington Fund                        3,644.406        95,301    2,552.599      62,360
   Vanguard Index Trust - 500 Portfolio Fund       1,696.993       117,364    1,227.725      70,717
   Vanguard U.S. Growth Fund                         701.654        16,657      260.343       5,298
   Other                                                --           5,805         --         1,191
                                                   ---------      --------    ---------     -------
                                                                   298,403                  173,808
 Other Investments at Estimated Fair Value         3,383.690         3,384    1,834.850       1,835
                                                                  --------                 --------
 Total Investments at Fair Value                                  $301,787                 $175,643
                                                                  ========                 ========

  During 1996 and 1995, the Plan's investments (including investments bought, sold, and held during the year), appreciated in value by $35,133 and $29,447, respectively, as follows:

                                                         Years Ended
                                                         December 31,
                                                      1996          1995
                                                   ---------    ---------

 Net Change in Fair Value
 Investments at Fair Value as Determined by
  Quoted Market Prices:
   Union Pacific Company Stock Fund                 $ 9,327     $ 5,897
   Resources Stock Fund                               3,081         --
   Mutual Funds                                      22,725      23,550
                                                    -------     -------

   Net change in fair value                         $35,133     $29,447
                                                    =======     =======



4. PLAN ADMINISTRATION

   The Plan is administered by the Senior Vice President, Human
   Resources of the Corporation. All expenses incurred in the administration of the Plan are paid by the Company.

5. TAX STATUS

   The Plan obtained a tax determination letter dated July 27, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (the Code). The Plan has been amended since receiving the determination letter. However, Plan management believes that the Plan currently is being operated in compliance with the applicable requirement of the Internal Revenue Code. Therefore, it is believed that the Plan was qualified and the related trust was tax-exempt under provisions of Section 501(a) of the Internal Revenue Code as of the financial statement date. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6. PLAN TERMINATION

   Although it has not expressed any intent to do so, the Company has the right under the Plan at any time, to terminate the Plan subject to the provisions of ERISA. Regardless of such actions, the principal and income of the Plan remains for the exclusive benefit of the Plan's participants and beneficiaries. The Company may direct the Trustee either to distribute the Plan's assets to the participants, or to continue the Trust and distribute benefits as though the Plan had not been terminated.

7. FUND INFORMATION

   Investment income, contributions and distributions to participants by fund are as follows for the years ended December 31, 1996 and 1995:

                                                Year Ended       Year Ended
                                               December 31,     December 31,
                                                   1996             1995
                                              -------------   --------------
Investment Income:
 Union Pacific Company Stock Fund                $10,446          $ 6,553
 Resources Stock Fund                              3,081              --
 Vanguard Wellington Fund                         12,061           13,064
 Vanguard Index Trust - 500 Portfolio Fund        19,350           14,642
 Vanguard Investment Contract Trust Fund             171              125
 Vanguard U.S. Growth Fund                         1,686              257
 Vanguard International Growth Portfolio Fund        490               89
 Vanguard Total Bond Market Fund                      68                1
                                                 -------          -------
                                                 $47,353          $34,731
                                                 =======          =======
Contributions:
 Union Pacific Company Stock Fund                $21,351          $16,939
 Resources Stock Fund                                --               --
 Vanguard Wellington Fund                         24,300           24,807
 Vanguard Index Trust - 500 Portfolio Fund        28,665           23,468
 Vanguard Investment Contract Trust Fund             732            1,455
 Vanguard U.S. Growth Fund                         5,308              773
 Vanguard International Growth Portfolio Fund      2,562              836
 Vanguard Total Bond Market Fund                     373               43
                                                 -------          -------
                                                 $83,291          $68,321
                                                 =======          =======


Distributions to participants:
 Union Pacific Company Stock Fund                $ 4,500          $   --
 Resources Stock Fund                                --               --
 Vanguard Wellington Fund                            --               189
 Vanguard Index Trust - 500 Portfolio Fund           --               --
 Vanguard Investment Contract Trust Fund             --               506
 Vanguard U.S. Growth Fund                           --               --
 Vanguard International Growth Portfolio Fund        --               --
 Vanguard Total Bond Market Fund                     --               --
                                                 -------          -------
                                                 $ 4,500          $   695
                                                 =======          =======



8. RELATED PARTY TRANSACTIONS

   Plan investments include the Union Pacific Company Stock Fund which is invested primarily in the Stock of Union Pacific Corporation. Union Pacific Corporation is the holding Company of the Plan sponsor and, therefore, these transactions qualify as party-in-interest.

   The Plan also invests in various funds managed by Vanguard
   Fiduciary Trust Company. Vanguard Fiduciary Trust Company is the trustee as defined by the Plan and, therefore, the related transactions qualify as party-in-interest.


UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1996
----------------------------------------------------------------------------------------

          Column B                    Column C               Column D       Column E
                              Description of Investment,
     Identity of Issue,       Including Collateral, Rate
     Borrower, Lessor         of interest, Maturity Date,                   Current
      or Similar Party          Par or Maturity Value          Cost          Value
Union Pacific Company Stock
 Fund *                             4,682.749 units           $33,209       $46,172

Resources Stock Fund                1,630.503 units            14,023        17,104

Vanguard Wellington Fund *          3,644.406 units            82,540        95,301

Vanguard Index Trust -
 500 Portfolio Fund *               1,696.993 units            87,948       117,364

Vanguard U.S. Growth Fund*            701.654 units            16,072        16,657

Vanguard International Growth
 Portfolio Fund *                     304.975 units             4,784         5,020

Vanguard Investment Contract
 Trust Fund *                       3,383.690 units             3,384         3,384

Vanguard Total Bond
 Market Fund *                         79.745 units               776           785
                                                             --------      --------
                                                             $242,736      $301,787
                                                             ========      ========

*  Represents a party-in-interest


UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------

Series of Transactions, When Aggregated, Involving an
Amount in Excess of 5% of the Current Value of Plan Assets:

    Column A                  Column B         Column C   Column D   Column E    Column F   Column G

                                                                      Total       Total
                                                                      Dollar      Dollar
   Identity of                                 Number of  Number of   Value of    Value of   Net Gain
 Party Involved       Description of Asset     Purchases    Sales    Purchases     Sales     or (Loss)
Vanguard Fiduciary   Union Pacific Company
 Trust Company *       Stock Fund                  28         3       $22,709      $6,083    $  352

Vanguard Fiduciary   Vanguard Wellington
Trust Company *       Fund                         27         3       $31,388      $3,420    $  620

Vanguard Fiduciary   Vanguard Index Trust
 Trust Company *      500 Portfolio Fund           30         2       $31,965     $ 2,274    $  408

Vanguard Fiduciary   Vanguard Investment
Trust Company *       Contract Trust Fund          30         2       $ 8,743      $7,194    $   --

Vanguard Fiduciary   Vanguard U.S. Growth Fund
Trust Company *                                    29         1       $15,590      $4,718    $  (52)

Vanguard Fiduciary   Vanguard International
Trust Company *      Growth Fund                   28         1       $ 6,352      $2,758    $  103




*  Represents a party-in-interest
